Exhibit 5.1

Ortoli | Rosenstadt LLP	366 Madison Avenue, 3rd Fl. New York, NY 10017 tel: (212) 588-0022 fax: (212) 826-9307 July 3, 2024

Aureus Greenway Holdings Inc.

2995 Remington Boulevard

Kissimmee, Florida 34744

Re: Form S-1 Registration Statement

Ladies and Gentlemen:

We are acting as United States counsel to c., a company incorporated in Nevada (the “Company”), in connection with the registration statement on Form S-1, File No. 333-280340, including all amendments and supplements thereto, and accompanying prospectus which forms a part of the registration statement (the “Registration Statement”) filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”) on June 20, 2024, with respect to the offering by the Company of 3,000,000 common stock of par value US$0.001 per share (the “Common Stock”) and an additional 450,000 Common Stock pursuant to an over-allotment option granted to the underwriters (collectively the “Offered Shares”). The Offered Shares are to be sold by the Company pursuant to an underwriting agreement (the “Underwriting Agreement”) to be entered into by and between the Company and Revere Securities, LLC, acting as the representative of the several underwriters (the “Representative”).

This opinion is being furnished to you in connection with the Registration Statement.

In connection with this opinion, we have examined and relied upon the originals or copies certified or otherwise identified to our satisfaction of the following documents:

1.	the Company’s articles of incorporation, as amended and the Company’s bylaws,
2.	the Registration Statement,
3.	the form of the Underwriting Agreement, to be executed in connection with the offering by and between the Company and the Representative, filed as Exhibit 1.1 to the Registration Statement,
4.	a copy of the executed written resolution and minutes of meetings of the board of directors of the Company as provided to us by the Company, and
5.	such other documents and corporate records as we have deemed necessary or appropriate in order to enable us to render the opinion hereinafter set forth.

For purposes of this opinion, we have assumed (i) the validity and accuracy of the documents and corporate records that we have examined, (ii) the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents and (iii) that all relevant documents have been, or will be, validly authorized, executed, delivered and performed by all of the relevant parties. As to any facts material to the opinion expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and have assumed that such statements and representations are true, correct and complete without regard to any qualification as to knowledge or belief. Our opinion is conditioned upon, among other things, the initial and continuing truth, accuracy, and completeness of the items described above on which we are relying.

Subject to the foregoing and the qualifications set forth in the Registration Statement, we are of the opinion that (i) the Underwriting Agreement will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with its terms, and (ii) issuance of the Offered Shares has been duly authorized by the Company and, when issued and paid for in accordance with the terms of the Registration Statement, the Underwriting Agreement and the necessary corporate actions, the Offered Shares will be validly issued, fully paid and nonassessable.

Ortoli | Rosenstadt LLP Aureus Greenway Holdings Inc.	July 3, 2024

Our opinion is limited to the application of the laws of the State of New York, the corporate laws of the State of Nevada, the Securities Act and the rules and regulations of the SEC promulgated thereunder only and we express no opinion with respect to the applicability of other federal laws, the laws of other countries, the laws of any state of the United States or any other jurisdiction, or as to any matters of municipal law or the laws of any other local agencies within any state. No opinion is expressed as to any federal securities laws except as specifically set forth herein. Our opinion represents only our interpretation of the law and has no binding, legal effect on, without limitation, the service or any court. It is possible that contrary positions may be asserted by the service and that one or more courts may sustain such contrary positions. Our opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise this opinion to reflect any changes, including changes which have retroactive effect (i) in applicable law, or (ii) in any fact, information, document, corporate record, covenant, statement, representation, or assumption stated herein that becomes untrue, incorrect or incomplete.

This letter is furnished to you for use in connection with the Registration Statement and is not to be used, circulated, quoted, or otherwise referred to for any other purpose without our express written permission. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement wherever it appears. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the SEC thereunder.

Very truly yours,
/s/ Ortoli Rosenstadt LLP
Ortoli Rosenstadt LLP